Exhibit 10.2

[Execution Copy]

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”) is entered into as of June 15, 2007, between PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement referred to below.

The Borrower, the Lenders, the L/C Issuer and the Swing Line Lender party thereto, and the Administrative Agent have entered into a Credit Agreement dated as of June 29, 2006 (as in effect as of the date of this Amendment, the “Credit Agreement”).

The Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement, and the Required Lenders have agreed to such request, subject to the terms and conditions of this Amendment, and authorized the Administrative Agent to execute and deliver this Amendment on their behalf.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Definitions; References; Interpretation.

(a) Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

(b) Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, and each reference to “the Credit Agreement” and each other similar reference in the other Loan Documents, shall from and after the Effective Date (as defined in Section 2) refer to the Credit Agreement as amended hereby.

(c) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

2. Amendments to Credit Agreement. Subject to the terms and conditions hereof, the Credit Agreement is amended by deleting from the Credit Agreement the entire text of Section 7.09 and substituting “[Reserved]” therefor. This amendment to the Credit Agreement shall become effective immediately upon, and simultaneously with, the execution and delivery of the Credit Agreement, dated as of June 15c, 2007 among the Borrower, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, and the satisfaction of all conditions to closing thereunder (other than the effectiveness of this Amendment) by all of the parties thereto (the “Effective Date”). From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Effective Date.

1.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) No Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c) This Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.

(d) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 3(d) the representations and warranties contained in subsections (a) and (b) of Section 5.12 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(e) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Lenders or any other Person.

4. Miscellaneous.

(a) The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent (for itself and on behalf of the Required Lenders) shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns.

(c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous

2.

agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(e) This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(f) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) The Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

(h) This Amendment shall constitute a Loan Document.

[signature pages follow]

3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership

By:	Plum Creek Timber I, L.L.C., its General Partner

	By:	Plum Creek Timber Company, Inc., its Managing Member

		By:	/s/ Laura B. Smith
		Name:	Laura B. Smith
		Title:	Vice President and Treasurer

1.

BANK OF AMERICA, N.A., as
Administrative Agent, for itself and on behalf of the Required Lenders

By:	/s/ Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

2.